Exhibit 99.1

Trilogy Metals to Release Updated Feasibility Study for the Arctic Copper-Zinc-Lead-Silver-Gold Project on Tuesday, February 14, 2023

Investor Conference Call Discussing the Updated Feasibility Study to be Held on Wednesday, February 15, 2023

VANCOUVER, BC, Feb. 13, 2023 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy Metals" or the "Company") will release the updated Feasibility Study results for the Arctic Copper-Zinc-Lead-Silver-Gold Project in Alaska before the market opens on Tuesday, February 14, 2023.

In addition, Trilogy Metals will hold an investor webinar to discuss the updated Feasibility Study results on Wednesday, February 15 at 10:00 am (Pacific Time) or 1:00 pm (Eastern Time).

Participants can access the Company's presentation by a live webcast of the conference call at the following link:

https://www.c-meeting.com/web3/joinTo/38ZLQJQ93P2A84/T1ca8GcVZNRtr5E7NaQ9SQ

There will be a question-and-answer session following the presentation.

A replay of this conference call will be available on the Company's website at www.trilogymetals.com.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company that holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the Upper Kobuk Mineral Projects ("UKMP") in Northwestern Alaska.  Ambler Metals LLC is a 50/50 joint venture with South32 Limited, a globally diversified mining and metals company. The UKMP is located within the Ambler Mining District, one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits that have been found to host high-grade copper and cobalt mineralization.

View original content:https://www.prnewswire.com/news-releases/trilogy-metals-to-release-updated-feasibility-study-for-the-arctic-copper-zinc-lead-silver-gold-project-on-tuesday-february-14-2023-301745584.html

SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/February2023/13/c4105.html

%CIK: 0001543418

For further information: Company Contacts: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Chief Financial Officer, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 15:36e 13-FEB-23